INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the reference in this Registration Statement on Form S-8, of our report dated October 28. 2011 with respect to our audit of the consolidated financial statements of AmbiCom Holdings, Inc. as of and for the years ended July 31, 2011 and 2010, which are incorporated by reference in this Registration Statement.

Kim and Lee Corporation, CPAS
Certified Public Accountants

June 27, 2012

Los Angeles, California